UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2018 (April 27, 2018)

FRED’S, INC.

(Exact Name of Registrant as Specified in Charter)

Commission File Number 001-14565

Tennessee	62-0634010
(State or other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

4300 New Getwell Road, Memphis, Tennessee 38118

(Address of principal executive offices)

(901) 365-8880

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financing accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Senior Leadership Changes

On April 27, 2018, Timothy A. Liebmann resigned from his position as the Executive Vice President, Chief Operating Officer—Pharmacy of Fred’s, Inc. (the “Company”) to pursue other opportunities. In connection with his resignation, Mr. Liebmann executed a Separation Agreement and General Release (“Liebmann Separation Agreement”), dated May 3, 2018, pursuant to which he will continue to receive his regular base salary through May 27, 2018, and will receive severance of $800,000 payable over a 24-month period and other payments and reimbursements in accordance with the terms of the Liebmann Separation Agreement, including the immediate vesting of his restricted stock and options, and the continuation of benefits in exchange for a general release of all claims against the Company. Mr. Liebmann has also agreed to certain confidentiality, non-competition non-solicitation and non-disparagement provisions. The foregoing description of the Separation Agreement does not purport to be complete and is subject to, and qualified, in its entirety by, the full text of the Separation Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

On April 27, 2018, Mary Louise Gardner resigned from her position as the Executive Vice President, Chief Merchandising and Marketing Officer of the Company to pursue other opportunities. In connection with her resignation, Ms. Gardner executed a Separation Agreement and General Release (“Gardner Separation Agreement”), dated May 3, 2018, pursuant to which she will continue to receive her regular base salary through May 27, 2018, and will receive severance of $663,000 payable over a 24-month period and other payments and reimbursements in accordance with the terms of the Gardner Separation Agreement, including the immediate vesting of her restricted stock and options, and the continuation of benefits in exchange for a general release of all claims against the Company. Ms. Gardner has also agreed to certain confidentiality, non-competition, non-solicitation and non-disparagement provisions. The foregoing description of the Separation Agreement does not purport to be complete and is subject to, and qualified, in its entirety by, the full text of the Separation Agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

10.1	Separation Agreement and General Release, dated May 3, 2018, between Timothy Liebmann and the Company

10.2	Separation Agreement and General Release, dated May 3, 2018, between Mary Louise Gardner and the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRED’S INC.

Date: May 3, 2018	By:	/s/ Joseph M. Anto
	Name:	Joseph M. Anto
	Title:	Interim Chief Executive Officer, Executive Vice President, Chief Financial Officer and Secretary